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As filed with the Securities and Exchange Commission on November 19, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PepsiCo, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina (State or Other Jurisdiction of Incorporation or Organization)	2080 (Primary Standard Industrial Classification Code Number)	13-1584302 (I.R.S. Employer Identification Number)

700 Anderson Hill Road
Purchase, NY 10577
(914) 253-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copies to:

David Yawman
Executive Vice President, Government Affairs,
General Counsel and Corporate Secretary
PepsiCo, Inc.
700 Anderson Hill Road
Purchase, NY 10577
(914) 253-2000
Fax: (914) 253-3051
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	Joseph A. Hall Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000 Fax: (212) 450-4800

           Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

           Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

7.29% Senior Notes due 2026	$88,230,000	100%	$88,230,000	$10,693

7.44% Senior Notes due 2026	$21,000,000	100%	$21,000,000	$2,545

7.00% Senior Notes due 2029	$515,587,000	100%	$515,587,000	$62,489

5.50% Senior Notes due 2035	$106,837,000	100%	$106,837,000	$12,949

Total			$731,654,000	$88,677

(1)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

           The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete this exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 19, 2018

Offer to Exchange New Notes Set Forth Below
Registered Under the Securities Act of 1933
for
Any and All Corresponding Old Notes Set Forth Opposite Below

New Notes	CUSIP No.	Old Notes	CUSIP Nos.

7.29% Senior Notes due 2026	713448 EE4	7.29% Senior Notes due 2026, Series A	713448 EA2, U71344 BC5

7.44% Senior Notes due 2026	713448 EF1	7.44% Senior Notes due 2026, Series A	713448 EB0, U71344 BD3

7.00% Senior Notes due 2029	713448 EG9	7.00% Senior Notes due 2029, Series A	713448 EC8, U71344 BE1

5.50% Senior Notes due 2035	713448 EH7	5.50% Senior Notes due 2035, Series A	713448 ED6, U71344 BF8

The Exchange Offer

  •
  PepsiCo, Inc. is offering to exchange its new notes of each series set forth in the column “New Notes” above, which we refer to collectively as the “new notes,” and which are freely tradable, for a like principal amount of its outstanding notes of the series set forth opposite in the column “Old Notes” above, which we refer to collectively as the “old notes,” and which are subject to transfer restrictions.

  •
  Old notes must be validly tendered and not validly withdrawn in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in order to receive new notes in exchange.

  •
  We issued the old notes in a transaction not requiring registration under the Securities Act of 1933, as amended (the “Securities Act”). We are offering new notes to you in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with that transaction.

  •
  The exchange offer will expire at 11:59 p.m., New York City time, on                        , unless extended by us. Tenders of old notes may be withdrawn at any time before the expiration date of the exchange offer.

  •
  All old notes validly tendered and not validly withdrawn pursuant to the exchange offer will be exchanged. For each old note validly tendered and not validly withdrawn pursuant to the exchange offer, the holder will receive a new note having a principal amount equal to that of the tendered old note.

The New Notes

  •
  The terms of the new notes are substantially identical to the old notes, except that the new notes have been registered under the Securities Act, and the transfer restrictions, exchange offer provisions and certain related additional interest provisions applying to the old notes do not apply to the new notes.

  •
  The 7.00% Senior Notes due 2029 and 5.50% Senior Notes due 2035 will be redeemable at the redemption prices described under “Description of New Notes—Optional Redemption.” The 7.29% Senior Notes due 2026 and 7.44% Senior Notes due 2026 are not redeemable at our option.

  •
  The new notes will not be listed on any securities exchange and currently, there is no established public trading market for the new notes.

         For a discussion of factors you should consider before you decide to participate in the exchange offer, see “Risk Factors” beginning on page 10.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2018.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not offering the new notes in any jurisdiction where the offer and exchange is not permitted. You should not assume that the information contained in this prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Notice to Holders Outside the United States

        This prospectus is not a prospectus for the purposes of the European Union’s Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) as implemented in Member States of the European Economic Area. This prospectus does not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange the old notes and/or the new notes, as applicable, in any circumstances in which such offer or solicitation is unlawful. Each holder of old notes tendering for new notes will be deemed to have represented, warranted and agreed that, if it is a person resident in a Member State of the European Economic Area, it is a “qualified investor” for the purposes of Article 2(1)(e) of Directive 2003/71/EC as amended by Directive 2010/73/EU.

        The new notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key

i

information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering or selling the new notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the new notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus has been prepared on the basis that any offer of new notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of new notes. This prospectus is not a prospectus for the purposes of the Prospectus Directive.

ii

 WHERE YOU CAN FIND MORE INFORMATION

        In connection with the securities offered by this prospectus, we filed a registration statement on Form S-4 under the Securities Act with the SEC. This prospectus, filed as part of the registration statement, does not contain all the information included in the registration statement and the accompanying exhibits and schedules. For further information with respect to the notes and us, you should refer to the registration statement and the accompanying exhibits. Statements contained in this prospectus regarding the contents of any contract or any other documents are not necessarily complete, and you should refer to a copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC at http://www.sec.gov, from which interested persons can electronically access the registration statement, of which this prospectus is a part, including the exhibits and schedules thereto.

        The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to documents that we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede the information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we dispose of all of the new notes offered by this prospectus:

  (a)
  Annual report of PepsiCo, Inc. on Form 10-K for the fiscal year ended December 30, 2017;

  (b)
  Quarterly reports of PepsiCo, Inc. on Form 10-Q for the 12 weeks ended March 24, 2018, the 24 weeks ended June 16, 2018 and the 36 weeks ended September 8, 2018;

  (c)
  Current reports of PepsiCo, Inc. on Form 8-K or 8-K/A filed with the SEC on May 4, 2018, June 5, 2018, August 6, 2018, August 17, 2018, October 11, 2018, October 25, 2018 and November 8, 2018; and

  (d)
  Definitive proxy statement of PepsiCo, Inc. on Schedule 14A filed with the SEC on March 16, 2018.

        You may request a copy of these filings at no cost, by writing or telephoning the office of Manager, Shareholder Relations, PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York 10577, (914) 253-3055, investor@pepsico.com. If you would like to request documents, in order to ensure timely delivery you must do so at least five business days before the expiration of the exchange offer period, initially scheduled for 11:59 p.m., New York City time, on            . This means you must request this information no later than             .

iii

SUMMARY

        The following summary is qualified in its entirety by the more detailed information included elsewhere, or incorporated by reference, in this prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus and the other documents to which it refers to understand fully the terms of the new notes and the exchange offer. As used in this prospectus, unless otherwise indicated, “PepsiCo,” the “Company,” “we,” “our” and “us” are used interchangeably to refer to PepsiCo, Inc. or to PepsiCo, Inc. and its consolidated subsidiaries, as appropriate to the context.

The Company

        We were incorporated in Delaware in 1919 and reincorporated in North Carolina in 1986. We are a leading global food and beverage company with a complementary portfolio of enjoyable brands, including Frito-Lay, Gatorade, Pepsi-Cola, Quaker and Tropicana. Through our operations, authorized bottlers, contract manufacturers and other third parties, we make, market, distribute and sell a wide variety of convenient and enjoyable beverages, foods and snacks, serving customers and consumers in more than 200 countries and territories.

Our Operations

        We are organized into six reportable segments (also referred to as divisions), as follows:

  1)
  Frito-Lay North America (“FLNA”), which includes our branded food and snack businesses in the United States and Canada;

  2)
  Quaker Foods North America (“QFNA”), which includes our cereal, rice, pasta and other branded food businesses in the United States and Canada;

  3)
  North America Beverages (“NAB”), which includes our beverage businesses in the United States and Canada;

  4)
  Latin America, which includes all of our beverage, food and snack businesses in Latin America;

  5)
  Europe Sub-Saharan Africa (“ESSA”), which includes all of our beverage, food and snack businesses in Europe and Sub-Saharan Africa; and

  6)
  Asia, Middle East and North Africa (“AMENA”), which includes all of our beverage, food and snack businesses in Asia, Middle East and North Africa.

  Frito-Lay North America

        Either independently or in conjunction with third parties, FLNA makes, markets, distributes and sells branded snack foods. These foods include branded dips, Cheetos cheese-flavored snacks, Doritos tortilla chips, Fritos corn chips, Lay’s potato chips, Ruffles potato chips, Santitas tortilla chips and Tostitos tortilla chips. FLNA’s branded products are sold to independent distributors and retailers. In addition, FLNA’s joint venture with Strauss Group makes, markets, distributes and sells Sabra refrigerated dips and spreads.

  Quaker Foods North America

        Either independently or in conjunction with third parties, QFNA makes, markets, distributes and sells cereals, rice, pasta and other branded products. QFNA’s products include Aunt Jemima mixes and syrups, Cap’n Crunch cereal, Life cereal, Quaker Chewy granola bars, Quaker grits, Quaker oat squares, Quaker oatmeal, Quaker rice cakes, Quaker simply granola and Rice-A-Roni side dishes. These branded products are sold to independent distributors and retailers.

  North America Beverages

        Either independently or in conjunction with third parties, NAB makes, markets and sells beverage concentrates, fountain syrups and finished goods under various beverage brands including Aquafina, Diet Mountain Dew, Diet Pepsi, Gatorade, Sierra Mist, Mountain Dew, Pepsi, Propel and Tropicana. NAB also, either independently or in conjunction with third parties, makes, markets, distributes and sells ready-to-drink tea and coffee products through joint ventures with Unilever (under the Lipton brand name) and Starbucks, respectively. Further, NAB manufactures and distributes certain brands licensed from Dr Pepper Snapple Group, Inc., including Crush, Dr Pepper and Schweppes, and certain juice brands licensed from Dole Food Company, Inc. and Ocean Spray Cranberries, Inc. NAB operates its own bottling plants and distribution facilities and sells branded finished goods directly to independent distributors and retailers. NAB also sells concentrate and finished goods for our brands to authorized and independent bottlers, who in turn sell our branded finished goods to independent distributors and retailers in certain markets.

  Latin America

        Either independently or in conjunction with third parties, Latin America makes, markets, distributes and sells a number of snack food brands including Cheetos, Doritos, Emperador, Lay’s, Marias Gamesa, Rosquinhas Mabel, Ruffles, Sabritas, Saladitas and Tostitos, as well as many Quaker-branded cereals and snacks. Latin America also, either independently or in conjunction with third parties, makes, markets, distributes and sells beverage concentrates, fountain syrups and finished goods under various beverage brands including 7UP, Diet Pepsi, Gatorade, H2oh!, Manzanita Sol, Mirinda, Pepsi and Toddy. These branded products are sold to authorized bottlers, independent distributors and retailers. Latin America also, either independently or in conjunction with third parties, makes, markets, distributes and sells ready-to-drink tea products through an international joint venture with Unilever (under the Lipton brand name).

  Europe Sub-Saharan Africa

        Either independently or in conjunction with third parties, ESSA makes, markets, distributes and sells a number of leading snack food brands including Cheetos, Chipita, Doritos, Lay’s, Ruffles and Walkers, as well as many Quaker-branded cereals and snacks, through consolidated businesses as well as through noncontrolled affiliates. ESSA also, either independently or in conjunction with third parties, makes, markets, distributes and sells beverage concentrates, fountain syrups and finished goods under various beverage brands including 7UP, Diet Pepsi, Mirinda, Pepsi, Pepsi Max and Tropicana. These branded products are sold to authorized bottlers, independent distributors and retailers. In certain markets, however, ESSA operates its own bottling plants and distribution facilities. ESSA also, either independently or in conjunction with third parties, makes, markets, distributes and sells ready-to-drink tea products through an international joint venture with Unilever (under the Lipton brand name). In addition, ESSA makes, markets, distributes and sells a number of leading dairy products including Agusha, Chudo and Domik v Derevne.

  Asia, Middle East and North Africa

        Either independently or in conjunction with third parties, AMENA makes, markets, distributes and sells a number of leading snack food brands including Cheetos, Chipsy, Crunchy, Doritos, Kurkure and Lay’s, as well as many Quaker branded cereals and snacks, through consolidated businesses, as well as through noncontrolled affiliates. AMENA also makes, markets, distributes and sells beverage concentrates, fountain syrups and finished goods under various beverage brands including 7UP,

Aquafina, Mirinda, Mountain Dew, Pepsi and Tropicana. These branded products are sold to authorized bottlers, independent distributors and retailers. In certain markets, however, AMENA operates its own bottling plants and distribution facilities. AMENA also, either independently or in conjunction with third parties, makes, markets, distributes and sells ready-to-drink tea products through an international joint venture with Unilever (under the Lipton brand name). Further, we license the Tropicana brand for use in China on co-branded juice products in connection with a strategic alliance with Tingyi (Cayman Islands) Holding Corp.

Corporate Information

        Our principal executive offices are located at 700 Anderson Hill Road, Purchase, New York 10577 and our telephone number is (914) 253-2000. We maintain a website at www.pepsico.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

 The Exchange Offer

        We issued the old notes in a transaction exempt from registration under the Securities Act. In connection with that transaction, we entered into a registration rights agreement pursuant to which we agreed to commence this exchange offer. Accordingly, you may exchange your old notes for new notes, which have substantially the same terms. We refer to the old notes and the new notes together as the notes. The following is a summary of the exchange offer. For a more complete description of the terms of the exchange offer, see “The Exchange Offer” in this prospectus.

Securities Offered	We are offering:
• our new 7.29% Senior Notes due 2026 registered under the Securities Act in exchange for a like principal amount of 7.29% Senior Notes due 2026, Series A,
• our new 7.44% Senior Notes due 2026 registered under the Securities Act in exchange for a like principal amount of 7.44% Senior Notes due 2026, Series A,
• our new 7.00% Senior Notes due 2029 registered under the Securities Act in exchange for a like principal amount of 7.00% Senior Notes due 2029, Series A, and
• our new 5.50% Senior Notes due 2035 registered under the Securities Act in exchange for a like principal amount of 5.50% Senior Notes due 2035, Series A.

The terms of the new notes offered in the exchange offer are substantially identical to those of the old notes, except that the transfer restrictions, exchange offer provisions and certain related additional interest provisions relating to the old notes do not apply to the new notes.

The Exchange Offer

We are offering new notes in exchange for a like principal amount of our old notes. We are offering these new notes to satisfy our obligations under a registration rights agreement which we entered into in connection with the issuance of the old notes. You may tender your outstanding notes for exchange by following the procedures described under the heading “The Exchange Offer.” The exchange offer is not subject to any federal or state regulatory requirements or approvals other than securities laws and blue sky laws.

Expiration Date; Tenders; Withdrawal

The exchange offer will expire at 11:59 p.m., New York City time, on            , unless we extend it. We refer to this date and time as the expiration date. You may withdraw any old notes that you tender for exchange at any time on or prior to the expiration date of the exchange offer. We will accept any and all old notes validly tendered and not validly withdrawn on or before the expiration date. See “The Exchange Offer—Procedures for Tendering Old Notes” and “The Exchange Offer—Withdrawal of Tenders of Old Notes” for a more complete description of the tender and withdrawal period.

Settlement	Settlement of the exchange offer will occur promptly following the expiration of the exchange offer.
Absence of Dissenters’ Rights	Holders of the old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. See “The Exchange Offer—Absence of Dissenters’ Rights.”
Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer, except for the recognition of certain fees and expenses incurred in connection with the exchange offer. See “The Exchange Offer—Accounting Treatment.”

U.S. Federal Income Tax Considerations

The exchange of old notes for new notes in the exchange offer will not result in any United States federal income tax consequences to holders. When a holder exchanges an old note for a new note in the exchange offer, the holder will have the same adjusted basis and holding period in the new note as in the old note immediately before the exchange.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.
Exchange Agent

Global Bondholder Services Corporation is acting as exchange agent for the exchange offer. The address and telephone number of the exchange agent for the exchange offer are set forth in the section titled “The Exchange Offer—Exchange Agent.”

Shelf Registration

If applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, or upon the request of holders of the notes under certain circumstances, we will be required to file, and use commercially reasonable efforts to cause to become effective, a shelf registration statement under the Securities Act which would cover resales of the notes. See “The Exchange Offer—Additional Obligations.”

Consequences of Failing to Exchange Your Old Notes

Old notes that are not exchanged in the exchange offer will continue to be subject to the restrictions on transfer that are described in the legend on the old notes. In general, you may offer or sell your old notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We do not currently intend to register the old notes under the Securities Act (except as discussed in the next sentence). Following consummation of the exchange offer, we will not be required to register under the Securities Act any old notes that remain outstanding, except in the limited circumstances in which we are obligated to file a shelf registration statement for certain holders of old notes not eligible to participate in the exchange offer pursuant to the registration rights agreement. If your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your old notes. See “The Exchange Offer—Additional Obligations” and “Risk Factors.”

Consequences of Exchanging Your Old Notes; Who May Participate in the Exchange Offer

Based on a series of no-action letters of the staff of the SEC issued to third parties, we believe that the new notes that we issue in the exchange offer may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

• you are acquiring the new notes in the ordinary course of your business;
• you are not participating in and do not intend to participate in a distribution of the new notes;
• you have no arrangement or understanding with any person, including us or any of our affiliates, to participate in a distribution of the new notes;
• you are not one of our “affiliates,” as defined in Rule 405 under the Securities Act; and

•

provided you are a broker-dealer, you acquired the old notes as a result of market-making activities or other trading activities and not directly from us for your own account in the initial offering of the old notes.

If any of these conditions is not satisfied, you will not be eligible to participate in the exchange offer, you cannot rely in connection with the exchange offer on the position of the staff of the SEC enunciated in a series of no-action letters issued to third parties and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your old notes.

If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, you may be a statutory underwriter and will be required to acknowledge that you will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

Conditions of the Exchange Offer

Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we do not have to accept for exchange, or exchange new notes for, any old notes, and we may terminate the exchange offer before acceptance of the old notes, if in our reasonable judgment:

• the exchange offer would violate applicable law;

•

any action or proceeding has been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with or complete the exchange offer or, in any such action or proceeding, any material adverse development has occurred with respect to us; or

• we have not obtained any governmental approval which we deem necessary for the consummation of the exchange offer.

 The New Notes

        The summary below describes the principal terms of the new notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of New Notes” section of this prospectus contains a more detailed description of the terms and conditions of the new notes. The term “notes” includes the old notes and the new notes.

Issuer	PepsiCo, Inc.
Securities	The new notes consist of:
• our new 7.29% Senior Notes due 2026 (the “7.29% Notes”),
• our new 7.44% Senior Notes due 2026 (the “7.44% Notes”),
• our new 7.00% Senior Notes due 2029 (the “7.00% Notes”), and
• our new 5.50% Senior Notes due 2035 (the “5.50% Notes”).
Interest Rates; Interest Payment Dates; Maturities

The 7.29% Notes will bear interest at a fixed rate of 7.29% per annum and will mature on September 15, 2026. We will pay interest on the 7.29% Notes on March 15 and September 15 of each year until maturity, commencing on March 15, 2019.

The 7.44% Notes will bear interest at a fixed rate of 7.44% per annum and will mature on September 15, 2026. We will pay interest on the 7.44% Notes on March 15 and September 15 of each year until maturity, commencing on March 15, 2019.

The 7.00% Notes will bear interest at a fixed rate of 7.00% per annum and will mature on March 1, 2029. We will pay interest on the 7.00% Notes on March 1 and September 1 of each year until maturity, commencing on March 1, 2019.

The 5.50% Notes will bear interest at a fixed rate of 5.50% per annum and will mature on May 15, 2035. We will pay interest on the 5.50% Notes on May 15 and November 15 of each year until maturity, commencing on May 15, 2019.

Interest on the new notes will accrue from the last interest payment date on which interest was paid on the old notes surrendered in exchange therefor or, if no interest has been paid on the old notes, from the date unpaid interest thereon accrued.

Ranking	The new notes will be unsecured obligations and rank equally with all of our other unsecured senior indebtedness from time to time outstanding.

Optional Redemption of 7.00% Notes and 5.50% Notes

We may redeem some or all of the 7.00% Notes or 5.50% Notes at any time and from time to time at the applicable redemption price for that series described under “Description of New Notes—Optional Redemption by the Company.”

The 7.29% Notes and 7.44% Notes are not redeemable at our option.
Covenants	The indenture governing the new notes contains covenants comparable to those applicable to the old notes restricting our ability, with certain exceptions, to:
• incur debt secured by liens; and
• merge or consolidate with another entity, or sell substantially all of our assets to another person.
See “Description of New Notes—Certain Covenants.”
Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the new notes, see “Description of New Notes—Events of Default.”
Listing	We do not intend to list the new notes on any securities exchange. Accordingly, we cannot provide assurance that a liquid market for the new notes will develop or be sustained.
Governing Law	The new notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.
Book-Entry Depositary	The Depository Trust Company (“DTC”).
Trustee	The Bank of New York Mellon.
Additional Issues

We may, without the consent of the existing holders of a series of new notes, issue additional new notes of such series having the same terms (except issue date, date from which interest accrues and, in some cases, the first interest payment date) so that the existing new notes and the additional new notes of such series form a single series under the indenture.

Risk Factors	See “Risk Factors” beginning on the next page for a discussion of the factors that should be considered by holders of old notes before tendering their old notes in the exchange offer.

RISK FACTORS

        Investing in the new notes involves risks. Prospective investors should consider carefully all of the information set forth in this prospectus, any free writing prospectus filed by us with the SEC and the documents incorporated by reference herein. In particular, you should carefully consider the factors discussed below and under “Risk Factors” and “Our Business Risks” included in our annual report on Form 10-K for the fiscal year ended December 30, 2017, our quarterly report on Form 10-Q for the 12 weeks ended March 24, 2018, our quarterly report on Form 10-Q for the 24 weeks ended June 16, 2018 and our quarterly report on Form 10-Q for the 36 weeks ended September 8, 2018.

Risks Relating to the Exchange Offer

The trading market for the new notes may be limited.

        The new notes are a new issue of securities for which no established trading market exists. If an active trading market does not develop for the new notes, investors may not be able to resell them. The new notes will not be listed on any securities exchange. No assurance can be given that a trading market for the new notes will develop or of the price at which investors may be able to sell the new notes, if at all. The lack of a trading market could adversely affect investors’ ability to sell the new notes and the price at which investors may be able to sell the new notes. The liquidity of the trading market, if any, and future trading prices of the new notes will depend on many factors, including, among other things, the number of holders of the new notes, our operating results, financial performance and prospects, prevailing interest rates, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors.

If you do not exchange your old notes for new notes, you will continue to have restrictions on your ability to resell them and they may become less liquid.

        The old notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale, or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes pursuant to the exchange offer, you will not be able to resell, offer to resell, or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the old notes under the Securities Act except in the limited circumstances provided in the Registration Rights Agreement referred to under “The Exchange Offer—Background and Purpose of the Exchange Offer.”

        Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer will be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the applicable series of old notes outstanding. Accordingly, the liquidity of the market for old notes could be adversely affected.

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus contain statements reflecting our views about our future performance that constitute “forward-looking statements.” Statements that constitute forward-looking statements are generally identified through the inclusion of words such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions. All statements addressing our future operating performance, and statements addressing events and developments that we expect or anticipate will occur in the future, are forward-looking statements. These forward-looking statements are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statement. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in, or failure to comply with, applicable laws and regulations; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of labeling or warning requirements on PepsiCo’s products; changes in laws related to packaging and disposal of PepsiCo’s products; PepsiCo’s ability to compete effectively; political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; uncertain or unfavorable economic conditions in the countries in which PepsiCo operates; the ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; increased costs, disruption of supply or shortages of raw materials and other supplies; business disruptions; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; changes in estimates and underlying assumptions regarding future performance that could result in an impairment charge; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or global operating model; PepsiCo’s ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; loss of any key customer or disruption to the retail landscape, including rapid growth in hard discounters and the e-commerce channel; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates; climate change or water scarcity, or legal, regulatory or market measures to address climate change or water scarcity; failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages; infringement of intellectual property rights; potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations; and other factors that may adversely affect the price of PepsiCo’s publicly traded securities and financial performance including those described in “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Business Risks,” included in our annual report on Form 10-K for the fiscal year ended December 30, 2017 and in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Business Risks” of our quarterly reports on Form 10-Q for the 12 weeks ended March 24, 2018, the 24 weeks ended June 16, 2018 and the 36 weeks ended September 8, 2018. Prospective investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

 USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the Registration Rights Agreement referred to under “The Exchange Offer—Background and Purpose of the Exchange Offer.” We will not receive any proceeds from the exchange offer. You will receive, in exchange for old notes validly tendered and accepted for exchange pursuant to the exchange offer, new notes in the same principal amount as your old notes. Old notes validly tendered and accepted for exchange pursuant to the exchange offer will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our outstanding debt.

 THE EXCHANGE OFFER

Background and Purpose of the Exchange Offer

        We issued the old notes in an exchange offer that was completed on November 9, 2018. The old notes were issued in exchange for outstanding debt securities under which a subsidiary of ours was the primary obligor, and which were guaranteed by us. The old notes were issued in a private placement without registration under the Securities Act in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act, or outside the United States in compliance with Regulation S under the Securities Act.

        In connection with the issuance of the old notes, we entered into a registration rights agreement dated November 9, 2018 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed, among other things, to:

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  use commercially reasonable efforts to file a registration statement with the SEC with respect to a registered offer to exchange each series of old notes for a series of new notes having terms identical in all material respects to the old notes, except that the new notes will not contain transfer restrictions and will be registered under the Securities Act; and

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  use commercially reasonable efforts to cause the registration statement to be declared effective within 365 days after November 9, 2018 (or if such 365th day is not a business day, the next succeeding business day).

        The Registration Rights Agreement provides that, upon the effectiveness of this registration statement, we will use commercially reasonable efforts to commence promptly the exchange offer and complete the exchange offer not later than 395 days after November 9, 2018 (or if such 395th day is not a business day, the next succeeding business day). We will keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the date on which notice of the exchange offer is transmitted to the holders of the old notes.

        Promptly after the expiration of the exchange offer, we agreed to exchange all old notes validly tendered and not validly withdrawn before the expiration of the exchange offer for new notes. If we fail to (i) consummate the exchange offer within the time period contemplated by the Registration Rights Agreement or (ii) file, have declared effective or keep effective a shelf registration statement within time periods specified by the Registration Rights Agreement, we may be required to pay additional interest in respect of the old notes. See “—Additional Obligations.”

        We are sending this prospectus, together with a letter of transmittal, to all the beneficial holders known to us. For each old note validly tendered to us pursuant to the exchange offer and not validly withdrawn, the holder will receive a new note having a principal amount equal to that of the tendered old note. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement which includes this prospectus. The registration statement, of which this prospectus is a part, is intended to satisfy some of our obligations under the Registration Rights Agreement.

        The term “holder” with respect to the exchange offer means any person in whose name old notes are registered on the trustee’s books or any other person who has obtained a properly completed bond power from the registered holder.

Resale of the New Notes

        Based on a series of no-action letters of the staff of the SEC issued to third parties, we believe that the new notes that we issue in the exchange offer may be offered for resale, resold and otherwise transferred by you without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if you can make the representations set forth below under “—Proper Execution and Delivery of the Letter of Transmittal.” However, if you

intend to participate in a distribution of the new notes, are a broker-dealer that acquired the old notes directly from us for your own account in the initial offering of the old notes and not as a result of market-making activities or other trading activities or are an “affiliate” of us as defined in Rule 405 under the Securities Act, you will not be eligible to participate in the exchange offer, and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes. See “—Additional Obligations.”

        A broker-dealer that has acquired old notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any new notes it receives for its own account in the exchange offer. This prospectus may be used by such broker-dealer to resell any of its new notes. We have agreed in the Registration Rights Agreement to send this prospectus to any broker-dealer that requests copies for a period of up to 180 days after the consummation of the exchange offer. See “Plan of Distribution” for more information regarding broker-dealers.

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws.

        The exchange offer is not subject to any federal or state regulatory requirements or approvals other than securities laws and blue sky laws.

Terms of the Exchange Offer

        Based on the terms and conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not validly withdrawn on or before the expiration date.

        At settlement, we will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes validly tendered pursuant to the exchange offer and not validly withdrawn on or before the expiration date. Old notes may be tendered and accepted for exchange only in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their old notes must continue to hold old notes in at least the minimum authorized denomination of $2,000 principal amount.

        The form and terms of the new notes are substantially the same as the form and terms of the old notes except that:

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  the new notes will be registered under the Securities Act and, therefore, the new notes will not bear legends and other provisions restricting the transfer of the new notes; and

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  except in certain limited circumstances, holders of the new notes will not be entitled to any further registration rights under the Registration Rights Agreement or to the benefit of the additional interest provisions of the Registration Rights Agreement.

        The new notes will evidence the same indebtedness as the old notes, which they will replace, and will be issued under, and be entitled to the benefits of, the same indenture that governs the old notes. As a result, both the new notes and the old notes will be treated as a single series of debt securities under the indenture. The exchange offer does not depend on any minimum aggregate principal amount of old notes being tendered for exchange.

        As of the date of this prospectus, $88,230,000 in aggregate principal amount of the 7.29% Notes, $21,000,000 in aggregate principal amount of the 7.44% Notes, $515,587,000 in aggregate principal amount of the 7.00% Notes and $106,837,000 in aggregate principal amount of the 5.50% Notes are outstanding, registered in the names and denominations as set forth in the security register for the old notes. There will be no fixed record date for determining holders of the old notes entitled to participate in this exchange offer, and all holders of old notes may tender their old notes.

        We intend to conduct the exchange offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the related rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and interest on these notes will continue to accrue at a rate stated therein.

        If you validly tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of old notes. We will pay all charges and expenses in connection with the exchange offer, other than certain applicable taxes described under “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

        For purposes of the exchange offer, the term “expiration date” means 11:59 p.m., New York City time, on                         , unless we extend the exchange offer, in which case the expiration date is the latest date and time to which we extend the exchange offer.

        Subject to applicable law, we reserve the right, in our absolute discretion, by giving oral or written notice to the exchange agent, to:

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  extend the exchange offer;

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  terminate the exchange offer if a condition to our obligation to exchange old notes for new notes is not satisfied or waived on or prior to the expiration date; and

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  amend the exchange offer.

        If the exchange offer is amended in a manner that we determine constitutes a material change, including the waiver of a material condition, we will extend the exchange offer to the extent necessary to provide that at least five business days remain in the exchange offer following notice of the material change. Any change in the consideration offered to holders of old notes pursuant to the exchange offer will be paid to all holders whose old notes have been previously tendered and not validly withdrawn.

        We will promptly announce any extension, amendment or termination of the exchange offer by issuing a press release describing the extension, amendment or termination and disclosing the aggregate principal amount of old notes tendered, if any, to the date of the press release. We will announce any extension of the expiration date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. We have no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination.

Settlement

        We will deliver the new notes with respect to the exchange offer promptly following the expiration of the exchange offer. We will not be obligated to deliver new notes unless the exchange offer is consummated.

Conditions of the Exchange Offer

        Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we may terminate the exchange offer before acceptance of the old notes if in our reasonable judgment:

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  the exchange offer would violate applicable law;

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  any action or proceeding has been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with or complete the exchange offer or, in any such action or proceeding, any material adverse development has occurred with respect to us; or

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  we have not obtained any governmental approval which we deem necessary for the consummation of the exchange offer.

        If we, in our reasonable discretion, determine that any of the above conditions is not satisfied, we may:

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  terminate the exchange offer and return all tendered old notes to the tendering holders;

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  extend the exchange offer and retain all old notes tendered on or before the expiration date, subject to the holders’ right to withdraw the tender of the old notes; or

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  waive any unsatisfied conditions regarding the exchange offer and accept all properly tendered old notes that have not been withdrawn. See “—Procedures for Tendering Old Notes,” “—Proper Execution and Delivery of the Letter of Transmittal” and “—Book-Entry Delivery Procedures for Tendering Old Notes Held with DTC” for a description of the requirements for properly tendering old notes. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver, and we will extend the exchange offer to the extent necessary to provide that at least five business days remain in the exchange offer following notice of the material change.

        All conditions to the exchange offer will be satisfied or waived on or prior to the expiration of the exchange offer. We will not waive any condition of the exchange offer with respect to any noteholder unless we waive such condition for all noteholders.

        If we fail to (i) consummate the exchange offer within the time period contemplated by the Registration Rights Agreement or (ii) file, have declared effective or keep effective a shelf registration statement within time periods specified by the Registration Rights Agreement, we may be required to pay additional interest in respect of the notes. See “—Additional Obligations.”

Consequences of Failure to Exchange

        Old notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except in accordance with the legend set forth thereon. See “Risk Factors—Risks Relating to the Exchange Offer—If you do not exchange your old notes for new notes, you will continue to have restrictions on your ability to resell them and they may become less liquid.” Following consummation of the exchange offer, we will not be required to register under the Securities Act any old notes that remain outstanding except in the limited circumstances in which we are obligated to file a shelf registration statement for certain holders of old notes not eligible to participate in the exchange offer pursuant to the Registration Rights Agreement.

Effect of Tender

        Any tender by a holder, and our subsequent acceptance of that tender, of old notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offer described in this prospectus and in the letter of transmittal. The participation in the exchange offer by a tendering holder of the old notes will constitute the agreement by that holder to deliver good and unencumbered title to the old notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements, or other obligations relating to their sale or transfer, and not subject us to any adverse claim when we accept the old notes.

Absence of Dissenters’ Rights

        Holders of the old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Procedures for Tendering Old Notes

        In order to meet the deadlines set forth in this prospectus, custodians and clearing systems may require you to act on a date prior to the expiration date. Additionally, they may require further information in order to process all requests to tender. Holders are urged to contact their custodians and clearing systems as soon as possible to ensure compliance with their procedures and deadlines.

        If you wish to participate in the exchange offer and your old notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your old notes on your behalf pursuant to the procedures of that custodial entity.

        To participate in the exchange offer, you must either:

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  complete, sign and date a letter of transmittal, or a facsimile thereof, in accordance with the instructions in the letter of transmittal, including guaranteeing the signatures to the letter of transmittal, if required, and mail or otherwise deliver the letter of transmittal or a facsimile thereof, together with the certificates representing your old notes specified in the letter of transmittal, to the exchange agent at the address listed in the letter of transmittal, for receipt on or prior to the expiration date;

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  comply with DTC’s Automated Tender Offer Program (“ATOP”) procedures for book-entry transfer described below on or prior to the expiration date; or

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  if you are a beneficial owner that holds old notes through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream”), and wish to tender your old notes, contact Euroclear or Clearstream directly to ascertain their procedure for tendering old notes and comply with such procedure.

        The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP with respect to book-entry notes held through DTC. The letter of transmittal, or a facsimile thereof, with any required signature guarantees, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration date at its address listed in the letter of transmittal. Old notes will not be deemed to have been tendered until the letter of transmittal and signature guarantees, if any, or agent’s message, is received by the exchange agent.

        The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holder. Holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the exchange agent on or prior to the expiration date. We have not provided guaranteed delivery procedures in conjunction with the exchange offer or under this prospectus.

        Do not send the letter of transmittal or any old notes to anyone other than the exchange agent. The address and telephone number of the exchange agent for the exchange offer are set forth under “—Exchange Agent” below.

Proper Execution and Delivery of the Letter of Transmittal

        If you wish to participate in the exchange offer, delivery of your old notes, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, we recommend that you (1) use registered mail with return receipt requested, properly insured, and (2) mail the required items sufficiently in advance of the expiration date to allow sufficient time to ensure timely delivery.

        Signatures on a letter of transmittal or notice of withdrawal described under “—Withdrawal of Tenders,” as the case may be, must be guaranteed by an eligible guarantor institution unless the old notes tendered pursuant to the letter of transmittal:

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  are tendered by a registered holder of the old notes who has not completed either of the boxes titled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

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  are tendered for the account of an eligible guarantor institution.

        An “eligible guarantor institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Exchange Act (as the terms are used in Rule 17Ad-15):

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  a bank;

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  a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

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  a credit union;

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  a national securities exchange, registered securities association or clearing agency; or

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  a savings association.

        If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, that guarantee must be made by an eligible guarantor institution.

        If the letter of transmittal is signed by the holders of old notes tendered thereby, the signatures must correspond with the names as written on the face of the old notes without any change whatsoever. If any of the old notes tendered thereby are held by two or more holders, each holder must sign the letter of transmittal. If any of the old notes tendered thereby are registered in different names on different old notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

        If old notes that are not tendered for exchange pursuant to the exchange offer are to be returned to a person other than the tendering holder, certificates for those old notes must be endorsed or accompanied by an appropriate separate bond power, in either case signed exactly as the name of the registered owner appears on the certificates for the old notes, with the signatures on the certificates or instruments of separate bond power guaranteed by an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the holder of any old notes listed in the letter of transmittal, certificates for those old notes must be properly endorsed or accompanied by a properly completed appropriate bond power, signed by the holder exactly as the holder’s name appears on the certificates for the old notes. If the letter of transmittal or any old notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        If the new notes or unexchanged old notes are to be delivered to an address other than that of the registered holder appearing on the security register for the old notes, an eligible guarantor institution must guarantee the signature on the letter of transmittal.

        No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or facsimile thereof, the tendering holders of old notes waive any right to receive any notice of the acceptance for exchange of their old notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments or substitute certificates evidencing old notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, old notes not tendered or exchanged will be returned to the tendering holder.

        All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered old notes will be determined by us in our absolute discretion, which determination will be final and binding, subject to judgments by a court of law having jurisdiction over such matters. We reserve the absolute right to reject any and all tendered old notes determined by us not to be in proper form or not to be tendered properly or any tendered old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular old notes. However, to the extent we waive a condition of the tender offer with respect to one tender of old notes, we will waive that condition for all tenders of old notes. Our interpretation of the terms and conditions of the exchange offer, including the terms and instructions in the letter of transmittal, will be final and binding on all parties, subject to judgments by a court of law having jurisdiction over such matters. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of old notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

        Any holder whose old notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the old notes. Holders may contact the exchange agent for assistance with these matters.

        Pursuant to the letter of transmittal or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, if you elect to tender old notes in exchange for new notes, you must exchange, assign and transfer the old notes to us and irrevocably constitute and appoint the exchange agent as your true and lawful agent and attorney-in-fact with respect to the tendered old notes, with full power of substitution, among other things, to deliver the tendered old notes to us and cause ownership of the old notes to be transferred to us. By executing the letter of transmittal, you make the representations, warranties and acknowledgments set forth below to us. By executing the letter of transmittal, you also promise, on our request, to execute and deliver any additional documents that we consider necessary to complete the exchange of old notes for new notes as described in the letter of transmittal.

        By tendering, each holder represents, warrants and acknowledges to us, among other things:

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  that the holder has full power and authority to tender, exchange, assign and transfer the old notes tendered;

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  that we will acquire good and unencumbered title to the old notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the old notes;

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  that the holder is acquiring the new notes in the ordinary course of its business;

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  that the holder has no arrangement or understanding with any person, including us or any of our affiliates, to participate and is not engaged and does not intend to engage in the distribution of the new notes;

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  that the holder is not an “affiliate,” as defined in Rule 405 under the Securities Act, of us;

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  if the holder is a broker-dealer, the holder acquired the old notes as a result of market-making activities or other trading activities and not directly from us for its own account in the initial offering of the old notes; and

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  that if the holder is a broker-dealer and it will receive new notes for its own account in exchange for old notes that it acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of the new notes.

        If you are a broker-dealer that acquired the old notes directly from us for your own account in the initial offering of the old notes and not as a result of market-making activities or other trading activities or you cannot otherwise make any of the representations set forth above, you will not be eligible to participate in the exchange offer, you should not rely on the position of the staff of the SEC enunciated in a series of no-action letters issued to third parties in connection with the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your old notes.

        Participation in the exchange offer is voluntary. This prospectus should not be considered advice to participate in the exchange offer; you are encouraged to consult your financial and tax advisors in deciding whether to participate in the exchange offer.

Book-Entry Delivery Procedures for Tendering Old Notes Held with DTC

        The old notes held in book-entry form through the facilities of DTC may only be tendered by book-entry transfer to the exchange agent’s account at DTC. If you wish to tender old notes held on your behalf by a nominee that is a direct or indirect participant in DTC, you must:

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  inform your nominee of your interest in tendering your old notes pursuant to the exchange offer; and

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  instruct your nominee to tender all old notes you wish to be tendered in the exchange offer into the exchange agent’s account at DTC on or prior to the expiration date.

        Any financial institution that is a direct or indirect participant in DTC, including Euroclear and Clearstream, must tender old notes that are held through DTC by effecting a book-entry transfer of old notes to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express and unconditional acknowledgment from an organization that participates in DTC (a “participant”), tendering old notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

Withdrawal of Tenders of Old Notes

        You may withdraw your tender of old notes at any time on or before the expiration date.

        To withdraw old notes tendered in the exchange offer, the exchange agent must receive a written notice of withdrawal at its address set forth below on or before the expiration date. Any notice of withdrawal must:

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  specify the name of the person having tendered the old notes to be withdrawn;

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  identify the old notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the old notes;

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  contain a statement that the holder is withdrawing the election to have the old notes exchanged;

  •
  specify the name in which any old notes are to be registered, if different from that of the registered holder of the old notes; and

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal used to tender the old notes.

        The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the old notes have been tendered by a registered holder of the old notes who has not completed either of the boxes titled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or have been tendered for the account of an eligible guarantor institution.

        We will make the final determination on all questions regarding the validity, form, eligibility, including time of receipt, of notices of withdrawal, and our determination will be final and binding on all parties, subject to judgments by a court of law having jurisdiction over such matters. Any old notes validly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no new notes will be issued in exchange unless the old notes so withdrawn are validly tendered again. Properly withdrawn old notes may be tendered again by following one of the procedures described above under “—Procedures for Tendering Old Notes” at any time on or before the expiration date.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of old notes validly tendered and not withdrawn and the issuance of the new notes will be made promptly following the expiration of the exchange offer. For the purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered old notes when, as and if we have given written notice or oral notice (immediately confirmed in writing) of acceptance to the exchange agent.

        The exchange agent will act as agent for the tendering holders of old notes for the purposes of receiving new notes from us and causing the old notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of new notes to be issued in exchange for accepted old notes will be made by the exchange agent promptly after acceptance of the tendered old notes. Old notes not accepted for exchange will be returned without expense to the tendering holders; or, in the case of old notes tendered by book-entry transfer, the non-exchanged old notes will be credited to an account maintained with the book-entry transfer facility promptly following the expiration date. If we terminate the exchange offer before the expiration date, these non-exchanged old notes will be credited to the applicable exchange agent’s account promptly after the exchange offer is terminated.

Additional Obligations

        In the Registration Rights Agreement, we agreed that under certain circumstances we would file a shelf registration statement with the SEC covering resales of notes by holders thereof if:

  •
  due to a change in law or in applicable interpretations of the staff of the SEC, we determine that we are not permitted to effect the exchange offer;

  •
  for any other reason, the exchange offer is not completed within 395 days after November 9, 2018 (or if such 395th day is not a business day, the next succeeding business day);

  •
  any holder of old notes notifies us prior to the day that is 20 days following the completion of the exchange offer that it was prohibited by law or SEC policy from participating in the exchange offer (other than due solely to the status of such holder as an affiliate of ours); or

  •
  in the case of any holder of old notes that participates in the exchange offer, such holder does not receive freely tradable new notes in the exchange for tendered old notes, other than by reason of such holder being an affiliate of ours (it being understood that the requirement that exchanging broker-dealers comply with the prospectus delivery requirements described above shall not result in their new notes being considered not freely tradable).

        In such an event, we would be under a continuing obligation, for a period of up to two years after the consummation of the exchange offer, to use commercially reasonable efforts to keep the shelf registration statement effective and to provide copies of the latest version of the prospectus contained therein to any broker-dealer that requests copies for use in a resale.

Exchange Agent

        We have appointed Global Bondholder Services Corporation as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent at the following addresses:

By Mail:	By Hand and Overnight Courier:
65 Broadway—Suite 404	65 Broadway—Suite 404
New York, NY 10006	New York, NY 10006
By Facsimile (for eligible guarantor institutions only):	Confirm by Telephone:
(212) 430-3775	(212) 430-3774

Banks and Brokers call: (212) 430-3774
Toll free: (866) 794-2200

Fees and Expenses

        We will pay all expenses incurred in connection with the performance of our obligations in the exchange offer, including registration fees, fees and expenses of the exchange agent, the transfer agent and registrar, and printing costs, among others.

        We will also bear the expenses of soliciting tenders of the old notes. Solicitations may be made by mail, email, facsimile, telephone or in person by our officers and regular employees or by officers and employees of our affiliates. No additional compensation will be paid to any officers and employees who engage in soliciting tenders.

        We have not retained any dealer manager or other soliciting agent for the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for related, reasonable out-of-pocket expenses. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents.

        We will pay all transfer taxes, if any, applicable to the exchange of old notes. If, however, new notes, or old notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person tendering the notes. If you do not submit satisfactory evidence of payment of those taxes or exemption from payment of those taxes with the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange plus or minus any new premiums or discounts associated with the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer, except for the recognition of certain fees and expenses incurred in connection with the exchange offer as stated under “—Fees and Expenses.”

DESCRIPTION OF NEW NOTES

        The summary of new notes in this prospectus does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the indenture dated as of May 21, 2007 between the Company and The Bank of New York Mellon, as trustee, under which the new notes will be issued (the “indenture”), and the forms of new notes, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

        As used in this “Description of New Notes,” the terms “Company,” “PepsiCo,” “we,” and “us” refer to PepsiCo, Inc. only and not to PepsiCo, Inc. and its consolidated subsidiaries.

General

        The exchange offer consists of an offer of:

  •
  our new 7.29% Notes registered under the Securities Act in exchange for a like principal amount of 7.29% Senior Notes due 2026, Series A;

  •
  our new 7.44% Notes registered under the Securities Act in exchange for a like principal amount of 7.44% Senior Notes due 2026, Series A;

  •
  our new 7.00% Notes registered under the Securities Act in exchange for a like principal amount of 7.00% Senior Notes due 2029, Series A; and

  •
  our new 5.50% Notes registered under the Securities Act in exchange for a like principal amount of 5.50% Senior Notes due 2035, Series A.

        The new notes will be issued under the indenture. Holders of new notes will vote and consent together with holders of old notes of the corresponding series for which they were exchanged on all matters under the indenture and the notes on which holders are entitled to vote and consent.

Interest Rates, Interest Payment Dates and Maturity Dates

        The 7.29% Notes will bear interest at a fixed rate of 7.29% per annum and will mature on September 15, 2026. We will pay interest on the 7.29% Notes on March 15 and September 15 of each year until maturity, commencing on March 15, 2019.

        The 7.44% Notes will bear interest at a fixed rate of 7.44% per annum and will mature on September 15, 2026. We will pay interest on the 7.44% Notes on March 15 and September 15 of each year until maturity, commencing on March 15, 2019.

        The 7.00% Notes will bear interest at a fixed rate of 7.00% per annum and will mature on March 1, 2029. We will pay interest on the 7.00% Notes on March 1 and September 1 of each year until maturity, commencing on March 1, 2019.

        The 5.50% Notes will bear interest at a fixed rate of 5.50% per annum and will mature on May 15, 2035. We will pay interest on the 5.50% Notes on May 15 and November 15 of each year until maturity, commencing on May 15, 2019.

        No accrued interest is payable upon acceptance of any old notes for exchange in the exchange offer. The first interest payment on any new notes will include the accrued and unpaid interest on the old notes tendered in exchange therefor so that a tendering holder will receive the same interest payment had its old notes not been tendered in the exchange offer.

Optional Redemption by the Company

7.29% Notes and 7.44% Notes

        The 7.29% Notes and 7.44% Notes are not redeemable at the option of the Company.

7.00% Notes

        The 7.00% Notes will be redeemable, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at any time at the option of the Company, at the redemption price equal to the greater of: (1) 100% of the principal amount of the notes being redeemed, or (2) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed from the redemption date to the maturity date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 25 basis points; plus, for (1) and (2) above, whichever is applicable, accrued and unpaid interest on such notes to the date of redemption.

        Notice of redemption shall be transmitted at least 30 days but not more than 60 days before the redemption date to each Holder whose notes are to be redeemed at its registered address.

        “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        “Comparable Treasury Price” means with respect to any redemption date for the notes (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

        “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

        “Reference Treasury Dealer” means each of any five primary U.S. Government securities dealers in the United States of America selected by the Company.

        “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third Business Day preceding such Redemption Date.

        “Treasury Rate” means, with respect to any redemption date for the notes (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

5.50% Notes

        The 5.50% Notes will be redeemable at the option of the Company at any time in whole or from time to time in part in increments of $1,000, at the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of the notes to be redeemed plus interest thereon from the redemption date (exclusive of interest payable on such redemption date) through the maturity date, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.20%, plus accrued and unpaid interest to but excluding the redemption date, but interest payments due with respect to the notes on an interest payment date or prior to the redemption date will be payable to the Holder of the notes at the close of business on the relevant record date. The Company may exercise such option by causing the trustee to mail a notice of such redemption, at least 30 but not more than 60 calendar days prior to the date of redemption, in accordance with the provisions of the indenture.

        “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

        “Comparable Treasury Price” means with respect to any redemption date for the notes (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

        “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

        “Reference Treasury Dealer” means each of any five primary U.S. Government securities dealers in the United States of America selected by the Company.

        “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third Business Day preceding such Redemption Date.

        “Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the week immediately prior to the third business day before such redemption date, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the remaining term of the notes (if no maturity is within three months before or after such remaining term, yields for the two published maturities most closely corresponding to such remaining term shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the third business day before such redemption date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue for the notes, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Certain Covenants

  Limitation of Liens

        The indenture provides that we will not, and will not permit any of our restricted subsidiaries to, incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries unless we or that first-mentioned restricted subsidiary secures or causes such restricted subsidiary to secure the new notes (and any of its or such restricted subsidiary’s other debt, at its option or such restricted subsidiary’s option, as the case may be, not subordinate to the new notes), equally and ratably with (or prior to) such secured debt, for as long as such secured debt will be so secured.

        These restrictions will not, however, apply to debt secured by:

  (1)
  any liens existing prior to the issuance of the new notes;

  (2)
  any lien on property of or shares of stock of (or other interests in) or debt of any entity existing at the time such entity becomes a restricted subsidiary;

  (3)
  any liens on property, shares of stock of (or other interests in) or debt of any entity (a) existing at the time of acquisition of such property or shares (or other interests) (including acquisition through merger or consolidation), (b) to secure the payment of all or any part of the purchase price of such property or shares (or other interests) or construction or improvement of such property or (c) to secure any debt incurred prior to, at the time of, or within 365 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or within 365 days after the acquisition of such shares (or other interests) for the purpose of financing all or any part of the purchase price of such shares (or other interests) or construction thereon;

  (4)
  any liens in favor of us or any of our restricted subsidiaries;

  (5)
  any liens in favor of, or required by contracts with, governmental entities; or

  (6)
  any extension, renewal, or refunding of liens referred to in any of the preceding clauses (1) through (5).

        Notwithstanding the foregoing, we or any of our restricted subsidiaries may incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries if, after giving effect thereto, the aggregate amount of such debt does not exceed 15% of our consolidated net tangible assets.

        The indenture does not restrict the transfer by us of a principal property to any of our unrestricted subsidiaries or our ability to change the designation of a subsidiary owning principal property from a restricted subsidiary to an unrestricted subsidiary and, if we were to do so, any such unrestricted subsidiary would not be restricted from incurring secured debt nor would we be required, upon such incurrence, to secure the new notes equally and ratably with such secured debt.

        The following are definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

        “Consolidated net tangible assets” means the total amount of our assets and our restricted subsidiaries’ assets minus:

  •
  all applicable depreciation, amortization and other valuation reserves;

  •
  all current liabilities of ours and our restricted subsidiaries (excluding any intercompany liabilities); and

  •
  all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, all as set forth on our and our restricted subsidiaries’ latest consolidated balance sheets prepared in accordance with U.S. generally accepted accounting principles.

        “Debt” means any indebtedness for borrowed money.

        “Principal property” means any single manufacturing or processing plant, office building or warehouse owned or leased by us or any of our restricted subsidiaries other than a plant, warehouse, office building or portion thereof which, in the opinion of our Board of Directors, is not of material importance to the business conducted by us and our restricted subsidiaries taken as an entirety.

        “Restricted subsidiary” means, at any time, any subsidiary which at the time is not an unrestricted subsidiary of ours.

        “Subsidiary” means any entity, at least a majority of the outstanding voting stock of which shall at the time be owned, directly or indirectly, by us or by one or more of our subsidiaries, or both.

        “Unrestricted subsidiary” means any subsidiary of ours (not at the time designated as our restricted subsidiary) (1) the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof, (2) substantially all the assets of which consist of the capital stock of one or more subsidiaries engaged in the operations referred to in the preceding clause (1), or (3) designated as an unrestricted subsidiary by our Board of Directors.

  Consolidation, Merger or Sale of Assets

        The indenture provides that we may consolidate or merge with or into, or convey or transfer all or substantially all of our assets to, any entity (including, without limitation, a limited partnership or a limited liability company); provided that:

  •
  we will be the surviving corporation or, if not, that the successor will be a corporation that is organized and validly existing under the laws of any state of the United States of America or the District of Columbia and will expressly assume by a supplemental indenture our obligations under the indenture and the new notes;

  •
  immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and

  •
  we will have delivered to the trustee an opinion of counsel, stating that such consolidation, merger, conveyance or transfer complies with the indenture.

        In the event of any such consolidation, merger, conveyance, transfer or lease, any such successor will succeed to and be substituted for us as obligor on the new notes with the same effect as if it had been named in the indenture as obligor, and we will be released from all obligations under the indenture and under the new notes.

        There are no other restrictive covenants contained in the indenture. The indenture does not contain any provision that will restrict us from entering into one or more additional indentures providing for the issuance of debt securities or warrants, or from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock, or from purchasing or redeeming our capital stock. The indenture does not contain any financial ratios or specified levels of net worth or liquidity to which we must adhere. In addition, the indenture does not contain any provision that would require us to repurchase, redeem, or otherwise modify the terms of any of the debt securities upon a change in control or other event involving us that may adversely affect our creditworthiness or the value of the debt securities.

Ranking

        The new notes will be our unsecured obligations and rank equally with all of our other unsecured senior indebtedness from time to time outstanding.

Listing

        We do not intend to list the new notes on any securities exchange.

No Sinking Fund

        The new notes are not subject to any sinking fund.

Denomination

        The new notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Additional New Notes

        We may, without the consent of the existing holders of a series of new notes, issue additional new notes of such series having the same terms (except issue date, date from which interest accrues and, in some cases, the first interest payment date) so that the existing new notes and the additional new notes of such series form a single series under the indenture. We will not issue any additional notes intended to form a single series with the notes of any series unless such further notes will be fungible with all notes of the same series for U.S. federal income tax purposes.

Events of Default

        Events of default under the new notes include:

  (1)
  default in paying interest on the new notes when it becomes due and the default continues for a period of 30 days or more;

  (2)
  default in paying principal, or premium, if any, on the new notes when due;

  (3)
  default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

  (4)
  default in the performance, or breach, of any covenant or warranty of PepsiCo in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 51% in aggregate principal amount of the outstanding new notes of the series (together with any outstanding old notes of the corresponding series); and

  (5)
  certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to PepsiCo have occurred.

        If an event of default (other than an event of default specified in clause (5) with respect to PepsiCo) under the indenture occurs with respect to the new notes and is continuing, then the trustee or the holders of at least 51% in principal amount of the outstanding new notes of that series (together with any outstanding old notes of the corresponding series) may by written notice require us to repay immediately the entire principal amount of the outstanding new notes of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any.

        If an event of default under the indenture specified in clause (5) with respect to PepsiCo occurs and is continuing, then the entire principal amount of the outstanding new notes (or such lesser amount as may be provided in the terms of the securities) will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

        After a declaration of acceleration, the holders of not less than 51% in aggregate principal amount of outstanding new notes (together with any outstanding old notes of the corresponding series) may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the new notes of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding new notes also have the right to waive past defaults, except a default in paying principal, premium or interest on any outstanding new notes, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the new notes of that series.

        Holders of at least 51% in principal amount of the outstanding new notes of a series (together with any outstanding old notes of the corresponding series) may seek to institute a proceeding only after they have notified the trustee of a continuing event of default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding new notes of that series. These limitations do not apply, however, to a suit instituted by a holder of new notes for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

        During the existence of an event of default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an event of default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security. Subject to certain provisions, the holders of a majority in principal amount of the outstanding new notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

        The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the new notes of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Modification and Waiver

        The indenture may be amended or modified without the consent of any holder of new notes in order to:

  •
  evidence a succession to the trustee;

  •
  cure ambiguities, defects or inconsistencies;

  •
  provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets;

  •
  make any change that would provide any additional rights or benefits to the holders of the new notes of a series;

  •
  add guarantors with respect to the new notes;

  •
  secure the new notes of a series;

  •
  establish the form or forms of new notes;

  •
  maintain the qualification of the indenture under the Trust Indenture Act; or

  •
  make any change that does not adversely affect in any material respect the interests of any holder.

        Other amendments and modifications of the indenture or the new notes issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding new notes of each series (together with the holders of the corresponding series of old notes) affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding new note affected:

  •
  reduce the principal amount, interest or premium payable, or extend the fixed maturity, of the new notes;

  •
  alter or waive the redemption provisions of the new notes;

  •
  change the currency in which principal, any premium or interest is paid;

  •
  reduce the percentage in principal amount outstanding of new notes which must consent to an amendment, supplement or waiver or consent to take any action;

  •
  impair the right to institute suit for the enforcement of any payment on the new notes;

  •
  waive a payment default with respect to the new notes or any guarantor;

  •
  reduce the interest rate or extend the time for payment of interest on the new notes;

  •
  adversely affect the ranking of the new notes; or

  •
  release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Satisfaction, Discharge and Covenant Defeasance

        We may terminate our obligations under the indenture with respect to new notes of a series, when:

  •
  either:

  •
  all new notes issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

  •
  all the new notes issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of new notes to pay principal, interest and any premium; and

  •
  we have paid or caused to be paid all other sums then due and payable under the indenture; and

  •
  we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

        We may elect to have our obligations under the indenture discharged with respect to the outstanding new notes of a series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding new notes of such series under the indenture, except for:

  •
  the rights of holders of the new notes to receive principal, interest and any premium when due;

  •
  our obligations with respect to the new notes concerning issuing temporary new notes, registration of transfer of new notes, mutilated, destroyed, lost or stolen new notes and the maintenance of an office or agency for payment for security payments held in trust;

  •
  the rights, powers, trusts, duties and immunities of the trustee; and

  •
  the defeasance provisions of the indenture.

        In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the new notes. In the event covenant defeasance occurs, certain events, not including nonpayment, bankruptcy and insolvency events, described under “Events of Default” above will no longer constitute an event of default for that series.

        In order to exercise either legal defeasance or covenant defeasance with respect to outstanding new notes of a series:

  •
  we must irrevocably have deposited or caused to be deposited with the trustee in trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the holders of the new notes of a series:

  •
  money in an amount;

  •
  U.S. government obligations (or equivalent government obligations in the case of new notes denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

  •
  a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

    in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent registered public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at the due date or maturity;

  •
  in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of the new notes of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

  •
  in the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel to the effect that the holders of the new notes of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

  •
  no event of default or default with respect to the outstanding new notes of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

  •
  the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all new notes of a series were in default within the meaning of such Act;

  •
  the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

  •
  the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

  •
  we must have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Concerning Our Relationship with the Trustee

        We and our subsidiaries maintain ordinary banking relationships and credit facilities with The Bank of New York Mellon, which serves as trustee under certain indentures related to other securities that we and our subsidiaries have issued or guaranteed.

Governing Law

        The indenture is governed by the laws of the State of New York.

Book-Entry System

        The new notes of each series will be issued in fully registered form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). One or more fully registered certificates will be issued as global new notes in the aggregate principal amount of the new notes of each series. Such global new notes will be deposited with or on behalf of DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

        So long as DTC, or its nominee, is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by such global note for all purposes under the indenture. Except as set forth in the accompanying prospectus, owners of beneficial interests in a global note will not be entitled to have the new notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of such new notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC for such global note and, if such person is not a participant in DTC (as described below), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        Owners of beneficial interests in a global note may elect to hold their interests in such global note either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”), if they are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).

        As long as the new notes of a series are represented by the global new notes, we will pay principal of and interest on those new notes to or as directed by DTC as the registered holder of the global new notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and each person owning a beneficial interest will have to rely on the procedures of the depositary and its participants.

        We have been advised by DTC, Clearstream and Euroclear, respectively, as follows:

  DTC

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

  Clearstream

        Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

        Distributions with respect to interests in the new notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

  Euroclear

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

  •
  transfers of securities and cash within Euroclear;

  •
  withdrawal of securities and cash from Euroclear; and

  •
  receipt of payments with respect to securities in Euroclear.

        All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

        Distributions with respect to interests in the new notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear Operator.

Settlement

        Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary for such clearing system; however, such cross-

market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving new notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of new notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such new notes settled during such processing will be reported to the relevant Clearstream Participants or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of new notes by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of new notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See “Forms of Securities” in the accompanying prospectus.

        The information in this section concerning DTC, Clearstream, Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC, Clearstream and Euroclear), but we take no responsibility for the accuracy thereof.

        Neither we nor the trustee will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the new notes or payments to, or the providing of notice to participants or beneficial owners.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The exchange of old notes for new notes in the exchange offer will not result in any United States federal income tax consequences to holders. When a holder exchanges an old note for a new note in the exchange offer, the holder will have the same adjusted basis and holding period in the new note as in the old note immediately before the exchange.

PLAN OF DISTRIBUTION

        We believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by holders thereof without compliance with the registration and prospectus delivery requirements of the Securities Act as long as (i) such holder is acquiring the new notes in the ordinary course of its business, (ii) such holder is not participating and does not intend to participate in a distribution of the new notes, (iii) such holder has no arrangement or understanding with any person, including us or any of our affiliates, to participate in a distribution of the new notes, (iv) such holder is not our affiliate, (v) if such holder is a broker-dealer such holder acquired the old notes as a result of market-making activities or other trading activities and not directly from us for its own account in the initial offering of the old notes, and (vi) if such holder is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, then it may be a statutory underwriter and shall deliver a prospectus in connection with any resale of such new notes. If such holder is participating in the exchange offer for the purpose of distributing the new notes to be acquired in the exchange offer such holder must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a resale of the new notes. If such holder fails to comply with these requirements, such holder may incur liabilities under the Securities Act, and we will not indemnify such holder for such liabilities.

        In addition, in connection with any resales of the new notes, exchanging broker-dealers that receive new notes for their own account pursuant to this exchange offer must deliver a prospectus meeting the requirements of the Securities Act. Exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes with the prospectus contained in the exchange offer registration statement. As a result, each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, during this 180-day period, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes, or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit resulting from these resales of new notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

        We have agreed to pay certain expenses incident to the exchange offer (other than the expenses of counsel for the holders of the old notes) and commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes and the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL OPINIONS

        The validity of the new notes will be passed on for us by Davis Polk & Wardwell LLP, New York, New York, as to New York law and by Womble Bond Dickinson (US) LLP, Research Triangle Park, North Carolina, as to North Carolina law.

EXPERTS

        The consolidated financial statements of PepsiCo, Inc. as of December 30, 2017 and December 31, 2016, and for each of the fiscal years in the three-year period ended December 30, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 30, 2017, are incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the 12 weeks ended March 24, 2018 and March 25, 2017, the 12 and 24 weeks ended June 16, 2018 and June 17, 2017, and the 12 and 36 weeks ended September 8, 2018 and September 9, 2017, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 24, 2018, June 16, 2018 and September 8, 2018, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

Offer to Exchange New Notes
Registered Under the Securities Act of 1933
for
Any and All Corresponding Old Notes

The Exchange Agent for the Exchange Offer is

Global Bondholder Services Corporation

By Mail: 65 Broadway—Suite 404 New York, NY 10006	By Hand and Overnight Courier: 65 Broadway—Suite 404 New York, NY 10006

By Facsimile (for eligible guarantor institutions only): (212) 430-3775	Confirm by Telephone: (212) 430-3774

Banks and Brokers call: (212) 430-3774
Toll free: (866) 794-2200

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        PepsiCo, Inc. (“PepsiCo”) does not have any provisions for indemnification of directors or officers in its Amended and Restated Articles of Incorporation. Article III, Section 3.7 of the By-Laws, as amended and restated, effective as of January 11, 2016, provides that unless the Board of Directors shall determine otherwise, PepsiCo shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding (and any appeal therein), whether civil, criminal, administrative, investigative or arbitrative, by reason of the fact that such person, such person’s testator or intestate, is or was a director, officer or employee of PepsiCo, or is or was serving at the request of PepsiCo as a director, officer or employee of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. At the Board’s discretion, such indemnification may also include advances of a director’s, officer’s or employee’s expenses prior to final disposition of such action, suit or proceeding.

        Section 55-2-02 of the North Carolina Business Corporation Act (the “North Carolina Act”) enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of directors arising out of an action whether by or in the right of the corporation or otherwise for monetary damages for breach of their duties as directors. No such provision is effective to eliminate or limit a director’s liability for: (1) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation; (2) improper distributions as described in Section 55-8-33 of the North Carolina Act; (3) any transaction from which the director derived an improper personal benefit; or (4) acts or omissions occurring prior to the date the exculpatory provision became effective. As noted above, PepsiCo’s Amended and Restated Articles of Incorporation do not contain a provision that eliminates or limits such personal liability.

        Sections 55-8-50 through 55-8-58 of the North Carolina Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, because of the fact that such person was or is a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, employee or agent (1) conducted himself in good faith, (2) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (b) that in all other cases his conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by a majority vote of a quorum of the board of directors who are not parties to the proceeding in question, a duly designated committee of directors if a quorum of the full board cannot be established, special legal counsel selected by the board or duly designated committee of directors, or the shareholders (excluding shares owned or controlled by directors who are parties to the proceeding in question) in accordance with Section 55-8-55 of the North Carolina Act. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which a director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit in which a director was adjudged liable (whether or not involving action in his official capacity) on the basis of having received an improper personal benefit.

        Sections 55-8-52 and 55-8-56 of the North Carolina Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was, or was threatened to be, made a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. Unless prohibited by the articles of incorporation, a director or officer also may make application for and obtain court-ordered indemnification if the court determines that such director or officer is (1) entitled to mandatory indemnification under Section 55-8-52, in which case the court will also order the corporation to pay the director’s or officer’s reasonable expenses incurred to obtain court-ordered indemnification, and (2) fairly and reasonably entitled to indemnification in view of all relevant circumstances, whether or not he met the standard of conduct set forth in Section 55-8-51 or was adjudged liable as described in Section 55-8-51.

        In addition to, and notwithstanding the conditions of and limitations on, the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina Act permits a corporation to indemnify, or agree to indemnify, any of its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Consistent with the foregoing, PepsiCo has entered into indemnification agreements with each of its independent directors, pursuant to which PepsiCo has agreed to indemnify and hold harmless, to the full extent permitted by law, each director against any and all liabilities and assessments (including attorneys’ fees and other costs, expenses and obligations) arising out of or related to any threatened, pending or completed action, suit, proceeding, inquiry or investigation, whether civil, criminal, administrative, or other, including, but not limited to, judgments, fines, penalties and amounts paid in settlement (whether with or without court approval), and any interest, assessments, excise taxes or other charges paid or payable in connection with or in respect of any of the foregoing, incurred by the independent director and arising out of his status as a director or member of a committee of the Board of PepsiCo, or by reason of anything done or not done by the director in such capacities. After receipt of an appropriate request by an independent director, PepsiCo will also advance all expenses, costs and other obligations (including attorneys’ fees) arising out of or related to such matters. PepsiCo will not be liable for payment of any liability or expense incurred by an independent director on account of acts which, at the time taken, were known or believed by such director to be clearly in conflict with PepsiCo’s best interests.

        Additionally, Section 55-8-57 of the North Carolina Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the North Carolina Act to indemnify that person. PepsiCo has purchased and maintains such insurance.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibit

Exhibit No.	Description
4.1	Indenture dated May 21, 2007 between PepsiCo, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, incorporated herein by reference to Exhibit 4.3 to PepsiCo, Inc.’s Registration Statement on Form S-3ASR (Registration No. 333-154314) filed with the Securities and Exchange Commission on October 15, 2008
4.2	Registration Rights Agreement dated as of November 9, 2018 among PepsiCo and the several dealer managers named therein
4.3	Form of 7.29% Senior Note due 2026
4.4	Form of 7.44% Senior Note due 2026
4.5	Form of 7.00% Senior Note due 2029
4.6	Form of 5.50% Senior Note due 2035
4.7
Board of Directors Resolutions Authorizing PepsiCo, Inc.’s Officers to Establish the Terms of the Notes, incorporated herein by reference to Exhibit 4.4 to the registrant’s current report on Form 8-K filed on February 28, 2013
5.1	Opinion of Davis Polk & Wardwell LLP
5.2	Opinion of Womble Bond Dickinson (US) LLP
15.1	Acknowledgment of KPMG LLP
23.1	Consent of KPMG LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.3	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included on signature pages)
25.1	Statement of Eligibility of The Bank of New York Mellon with respect to the Indenture, dated as of May 21, 2007
99.1	Form of Letter of Transmittal
99.2	Form of Letter to Registered Holders and DTC Participants
99.3	Form of Instructions to Registered Holders From Beneficial Owner
99.4	Form of Letter to Clients

Item 22.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Purchase, State of New York, on November 19, 2018.

PEPSICO, INC.
By:	/s/ Ramon Laguarta
	Name:	Ramon Laguarta
	Title:	Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Yawman, Cynthia Nastanski and Heather A. Hammond, and each of them severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ramon Laguarta Ramon Laguarta	Director and Chief Executive Officer	November 19, 2018
/s/ Hugh F. Johnston Hugh F. Johnston	Vice Chairman, Executive Vice President and Chief Financial Officer	November 19, 2018
/s/ Marie T. Gallagher Marie T. Gallagher	Senior Vice President and Controller (principal accounting officer)	November 19, 2018
/s/ Indra K. Nooyi Indra K. Nooyi	Chairman of the Board of Directors	November 19, 2018
/s/ Shona L. Brown Shona L. Brown	Director	November 19, 2018
/s/ George W. Buckley George W. Buckley	Director	November 19, 2018
/s/ Cesar Conde Cesar Conde	Director	November 19, 2018
/s/ Ian M. Cook Ian M. Cook	Director	November 19, 2018

Signature	Title	Date

/s/ Dina Dublon Dina Dublon	Director	November 19, 2018
/s/ Richard W. Fisher Richard W. Fisher	Director	November 19, 2018
/s/ William R. Johnson William R. Johnson	Director	November 19, 2018
/s/ David C. Page David C. Page	Director	November 19, 2018
/s/ Robert C. Pohlad Robert C. Pohlad	Director	November 19, 2018
/s/ Daniel Vasella Daniel Vasella	Director	November 19, 2018
/s/ Darren Walker Darren Walker	Director	November 19, 2018
/s/ Alberto Weisser Alberto Weisser	Director	November 19, 2018